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                                                                   EXHIBIT 10.16


                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905


                                                        As of September 29, 2000


The Prudential Insurance Company
   of America ("PRUDENTIAL")
Pruco Life Insurance Company ("PRUCO")
Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential and Pruco, the "PURCHASERS")

c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601

Ladies and Gentlemen:

         The undersigned, Wabash National Corporation, a Delaware corporation (herein called the "COMPANY"), hereby agrees with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

         1.        AUTHORIZATION OF ISSUE OF NOTES.

         1A.       AUTHORIZATION OF ISSUE OF SERIES I NOTES. The Company will authorize the issue of its senior promissory notes (the "SERIES I NOTES") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature September 29, 2007, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 8.04% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "SERIES I NOTE" and "SERIES I NOTES" as used herein shall include each Series I Note delivered pursuant to any provision of this Agreement and each Series I Note delivered in substitution or exchange for any such Series I Note pursuant to any such provision.

         1B.       AUTHORIZATION OF ISSUE OF SHELF NOTES. The Company will
authorize the issue of its additional senior promissory notes (the "SHELF NOTES") in the aggregate principal




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amount of $25,000,000, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 12 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 10 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "SHELF NOTE" and "SHELF NOTES" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "NOTE" and "NOTES" as used herein shall include each Series I Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity,
(ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate, (v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "SERIES" of Notes.

         2.        PURCHASE AND SALE OF NOTES.

         2A.       PURCHASE AND SALE OF SERIES I NOTES. The Company hereby
agrees to sell to the Purchasers and, subject to the terms and conditions herein set forth, the Purchasers agree to purchase from the Company $50,000,000 aggregate principal amount of Series I Notes at 100% of such aggregate principal amount. On September 29, 2000 or any other date prior to September 29, 2000 upon which the Company and Prudential may agree (herein called the "SERIES I CLOSING DAY"), the Company will deliver to the Purchasers at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series I Notes registered in its name, evidencing the aggregate principal amount of Series I Notes to be purchased by the Purchasers and in the denomination or denominations specified with respect to each Purchaser in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account # 56-90021 at Bank One, Chicago, Illinois, ABA Routing Number 071-000-013.

         2B.       PURCHASE AND SALE OF SHELF NOTES.

         2B(1).    FACILITY. Prudential is willing to consider, in its sole
discretion and within limits which may be authorized for purchase by Prudential from time to time, the purchase of Shelf Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Shelf Notes is herein called the "FACILITY". At any time, the aggregate principal amount of Shelf Notes stated in paragraph 1B, minus the aggregate principal amount of Shelf Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the "AVAILABLE FACILITY AMOUNT" at such time. NOTWITHSTANDING




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THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF SHELF NOTES, THIS
AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         2B(2).    ISSUANCE PERIOD. Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement (or if such anniversary date is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement is herein called the "ISSUANCE PERIOD".

         2B(3).    REQUEST FOR PURCHASE. The Company may from time to time
during the Issuance Period make requests for purchases of Shelf Notes (each such request being herein called a "REQUEST FOR PURCHASE"). Each Request for Purchase shall be made to Prudential by telecopier or overnight delivery service, and shall (i) specify the aggregate principal amount of Shelf Notes covered thereby, which shall not be less than $5,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, principal prepayment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Shelf Notes covered thereby, (iii) specify the use of proceeds of such Shelf Notes,
(iv) specify the proposed day for the closing of the purchase and sale of such Shelf Notes, which shall be a Business Day during the Issuance Period not less than 10 days and not more than 25 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Shelf Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase and that there exists on the date of such Request for Purchase no Event of Default or Default, (vii) specify whether the fee to be due pursuant to paragraph 2B(8)(ii) should be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4) or will be paid separately by the Company on the Closing Day for such purchase and sale, and
(viii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

         2B(4).    RATE QUOTES. Not later than five Business Days after the
Company shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may, but shall be under no obligation to, provide to the Company by telephone or telecopier, in each case between 9:30 A.M. and 1:30 P.M. New York City local time (or such later time as Prudential may elect) interest rate quotes for the several principal amounts, maturities, principal prepayment


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schedules, and interest payment periods of Shelf Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Shelf Notes at which Prudential or a Prudential Affiliate would be willing to purchase such Shelf Notes at 100% of the principal amount thereof.

         2B(5).    ACCEPTANCE. Within the Acceptance Window, the Company may,
subject to paragraph 2B(6), elect to accept such interest rate quotes as to not less than $5,000,000 aggregate principal amount of the Shelf Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window that the Company elects to accept such interest rate quotes, specifying the Shelf Notes (each such Shelf Note being herein called an "ACCEPTED NOTE") as to which such acceptance (herein called an "ACCEPTANCE") relates. The day the Company notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "ACCEPTANCE DAY" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "CONFIRMATION OF ACCEPTANCE"). If the Company should fail to execute and return to Prudential within three Business Days following receipt thereof a Confirmation of Acceptance with respect to any Accepted Notes, Prudential may at its election at any time prior to its receipt thereof cancel the closing with respect to such Accepted Notes by so notifying the Company in writing.

         2B(6).    MARKET DISRUPTION. Notwithstanding the provisions of
paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(4) and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5) the domestic market for U.S. Treasury securities or derivatives shall have closed or there shall have occurred a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Shelf Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2B(6) are applicable with respect to such Acceptance.

         2B(7).   FACILITY CLOSINGS. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Law Department, the Accepted



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Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify Prudential (which notification shall be deemed received by each Purchaser) in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "RESCHEDULED CLOSING DAY")) and certify to Prudential (which certification shall be for the benefit of each Purchaser) that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(iii) or (ii) such closing is to be canceled. In the event that the Company shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled. Notwithstanding anything to the contrary appearing in this Agreement, the Company may not elect to reschedule a closing with respect to any given Accepted Notes on more than one occasion, unless Prudential shall have otherwise consented in writing.

         2B(8).      FEES.

         2B(8)(i).   STRUCTURING FEE. At the time of the execution and delivery of this Agreement by the Company and Prudential, the Company will pay to Prudential in immediately available funds a fee (herein called the "STRUCTURING FEE") in the amount of $25,000.00.

         2B(8)(ii). ISSUANCE FEE. The Company will pay to Prudential in immediately available funds a fee (herein called the "ISSUANCE FEE") on each Closing Day in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Closing Day, unless the Company shall have requested pursuant to the applicable Request for Purchase that such fee be included in the rate quotes Prudential may provide pursuant to paragraph 2B(4). Notwithstanding the foregoing, the amount of the Structuring Fee shall be credited to reduce up to $25,000 in any Issuance Fees payable with respect to any Shelf Notes that are issued prior to December 31, 2000.

         2B(8)(iii). DELAYED DELIVERY FEE. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Note and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "DELAYED DELIVERY FEE") calculated as follows:



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                           (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Note having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the original Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

         2B(8)(iv). CANCELLATION FEE. If the Company at any time notifies Prudential in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Company in writing under the circumstances set forth in the last sentence of paragraph 2B(5) or the penultimate sentence of paragraph 2B(7) that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "CANCELLATION DATE"), the Company will pay to Prudential in immediately available funds an amount (the "CANCELLATION FEE") calculated as follows:

                                     PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Notes(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(iii). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.


         3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Notes is subject to the satisfaction, on or before the Closing Day for such Notes, of the following conditions:




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         3A.        CERTAIN DOCUMENTS. Such Purchaser shall have received the
following, each dated the date of the applicable Closing Day:

                    (i)      This Agreement;

                    (ii)     The Note(s) to be purchased by such Purchaser;

                    (iii) A favorable opinion of Gambs Mucker & Bauman, special counsel to the Company (or such other counsel designated by the Company and acceptable to the Purchaser(s)) satisfactory to such Purchaser and substantially in the form of Exhibit D-1 (in the case of the Series I Notes) or D-2 (in the case of any Shelf Notes) attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs each such counsel to deliver such opinion, agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

                    (iv) a Secretary's Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company certifying, among other things, (A) as to the names, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, (B) that attached as Exhibit A thereto is a true, accurate and complete copy of the Articles of Incorporation of the Company, certified by the Secretary of State of Delaware as of a date not more than ten Business Days from the Closing Day, (C) that attached as Exhibit B thereto is a true, accurate and complete copy of the Company's Bylaws which were duly adopted and are presently in effect and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (D) below, (D) that attached as Exhibit C thereto is a true, accurate and complete copy of the resolutions of the Company's Board of Directors (authorizing the issuance and sale of the Notes and the execution, delivery and performance of this Agreement) duly adopted by written action or at a meeting of the Company's Board of Directors, and such resolutions have not been rescinded, amended or modified and (E) that attached as Exhibit D thereto is a good standing certificate for the Company from the Secretary of State of Delaware;

                    (v) a Secretary's Certificate signed by the Secretary or an Assistant Secretary and one other officer of each Guarantor certifying that attached thereto is a true, accurate and complete copy of the resolutions of such Guarantor's Board of Directors (authorizing the execution, delivery and performance of the Series I Guaranty) duly adopted by consent in lieu of a meeting by such Guarantor's Board of Directors, and such resolutions have not been rescinded, amended or modified.




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                    (vi) an Officer's Certificate certifying that (A) the
         representations and warranties contained in paragraph 8 shall be true on and as of the Closing Day, except to the extent of changes caused by the transactions herein contemplated; and (B) on the date of closing no Event of Default or Default exists;

                    (vii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

         3B.        OPINION OF PURCHASER'S SPECIAL COUNSEL. Such Purchaser shall have received from Kira E. Druyan, Assistant General Counsel of Prudential or such other counsel who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

         3C.        REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The
representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on such Closing Day no Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

         3D.        PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation U, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3E.        PAYMENT OF FEES. The Company shall have paid to Prudential any fees due it pursuant to or in connection with this Agreement, including any Structuring Fee due pursuant to paragraph 2B(8)(i), any Issuance Fee due pursuant to paragraph 2B(8)(ii) and any Delayed Delivery Fee due pursuant to paragraph 2B(8)(iii).

         3F.        SUBSIDIARY GUARANTY. Such Purchaser shall have received a
Guaranty in the form of Exhibit E hereto (the "SERIES I GUARANTY") duly executed by the Guarantors and the Company.

         3G.        INTERCREDITOR AMENDMENT. Bank One, Indiana, N.A., as Agent
for the lenders under the Credit Agreement, and the Noteholders shall, prior to December 31, 2000, have entered into, executed and delivered an amendment to the Intercreditor Agreement, in a form reasonably satisfactory to the Purchasers (the "INTERCREDITOR AMENDMENT"), which amendment shall provide for the equal and ratable sharing of any payments made pursuant to the Series I




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Guaranty, the Series I Guaranty, the Guarantee by the Guarantors with respect to the Series B-H Notes and the Revolver Guaranty.

         4. PREPAYMENTS. The Series I Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series I Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraphs 4C and 4F. Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

         4A.        REQUIRED PREPAYMENTS OF SERIES I NOTES. Until the Series I
Notes shall be paid in full, the Company shall apply to the prepayment of the Series I Notes, without Yield-Maintenance Amount, the sum of $25,000,000 on September 29, 2005 and such principal amounts of the Series I Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series I Notes, together with any accrued and unpaid interest, shall become due on the maturity date of the Series I Notes.

         4B.        REQUIRED PREPAYMENTS OF SHELF NOTES. Each Series of Shelf
Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

         4C.        OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes
of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4D.        NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the
holder of each Note of a Series to be prepaid pursuant to paragraph 4C irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.



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         4E.        APPLICATION OF PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to paragraphs 4A, 4B or 4C, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) according to the respective unpaid principal amounts thereof.

          4F.       CHANGE IN CONTROL PREPAYMENT.

                    (i) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, promptly after the occurrence of any Change in Control or Control Event, but in any event within two Business Days thereafter, give written notice of such Change in Control or Control Event to each holder of Notes. In the case that a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (ii) of this paragraph 4F and shall be accompanied by the certificate described in subparagraph (vi) of this paragraph 4F.

                    (ii) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraph (i) of this paragraph 4F shall be an offer to prepay, in accordance with and subject to this paragraph 4F, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the later of a date certain, set forth in such offer, which shall not be less than 30 days nor more than 60 days after the date of such offer (the "PROPOSED PREPAYMENT DATE") or, if such prepayment date is extended to a later date pursuant to subparagraph (v)(b) of this paragraph 4F, such later date.

                    (iii) ACCEPTANCE; REJECTION. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 4F by causing a notice of such acceptance to be delivered to the Company at least 7 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4F shall, except as otherwise provided in subparagraph (v) of this paragraph 4F, be deemed to constitute a rejection of such offer by such holder. The Company will, immediately after receiving a notice of acceptance pursuant to this subparagraph (iii) from any holder of Notes, given written notice thereof to each other holder of Notes (the date of the first such notice by the Company being called the "ACCEPTANCE NOTICE DATE")

                    (iv) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this paragraph 4F shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the later of the Proposed Prepayment Pate or, if such prepayment date is extended to a later date pursuant to subparagraph
         (v) (b) of this paragraph 4F, such later date.

                    (v) RELINQUISHMENT OF RIGHTS. Any holder of Notes (a "RELINQUISHING HOLDER") may, by notice to the company invoking the provisions of this subparagraph (v), irrevocably relinquish, for itself only but not for any subsequent holder of such holder's Notes, the right to have its Notes prepaid pursuant to this paragraph 4F unless any other holder of any Notes accepts an offer to prepay Notes pursuant to subparagraph (iii) of this paragraph 4F. In the event that there is one or more Relinquishing Holders at any time and any other holder of any Notes accepts an offer to prepay Notes pursuant to subparagraph
         (iii) of this paragraph 4F, then (a) any such Relinquishing Holder may accept the offer to prepay made pursuant to this paragraph 4F by causing a notice of such acceptance to be delivered to the Company on or before the 15th day after the Acceptance Notice Date, and (b) the date for the prepayment of the Notes to be prepaid pursuant to this paragraph 4F shall be extended to the 20th day after the Acceptance Notice Date.

                    (vi) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this paragraph 4F shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (a) the Proposed Prepayment Date; (b) that such offer is made pursuant to this paragraph 4F; (c) the principal amount of each Note offered to be prepaid; (d) the estimated Yield-Maintenance Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (e) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (f) that the conditions of this paragraph 4F have been fulfilled; and (g) in reasonable detail, the nature and date of the Change in Control or Control Event.

         4G.        NO ACQUISITION OF NOTES. The Company shall not, and shall
not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A, 4B, 4C or 4F, or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder. Any notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

         5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

         5A.        FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company
covenants that it will deliver to each Significant Holder in triplicate:

                    (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year consolidating and consolidated statements of income, and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on From 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated statements;

                    (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated statements;

                    (iii) promptly upon their becoming available, one copy of
         (a) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (b) each regular or periodic report, each registration statement that shall have become effective (other than registration statements relating to employee benefit plans on Form 5-8, and without exhibits except as expressly requested by such holder), and each related final prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission;

                    (iv) promptly, and in any event within five days after a Responsible Officer becoming aware of the existence thereof, a written notice specifying any Default or Event of Default and the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                    (v) promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                              (a) with respect to any Plan, any reportable
                   event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                              (b) the taking by the PBGC of steps to institute,
                   or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                              (c) any event, transaction or condition that could
                   result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

                    (vi) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraph 6 and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         5B.        INFORMATION REQUIRED BY RULE 144A. The Company covenants
that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

         5C.        INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense (if no Default or Event of Default exists), to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request. If an Event of Default or Default then exists, any visit and/or inspection pursuant to this paragraph 5C shall be at the expense of the Company.

         5D.        COVENANT TO SECURE NOTES EQUALLY. The Company covenants
that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

         5E.        COMPLIANCE WITH LAWS. The Company covenants that it shall, and shall cause each Restricted Subsidiary to, comply with all applicable laws, rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies the noncompliance with which could be reasonably expected to result in a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole.

         5F.        MAINTENANCE OF INSURANCE. The Company covenants that it and each of its Restricted Subsidiaries will maintain, with financially sound and reputable insurers, insurance in such amounts and against such liabilities and hazards as customarily is maintained by the other companies operating similar businesses. Together with each delivery of financial statements under paragraph 5A, the Company will, upon the request of any Significant Holder, deliver an Officer's Certificate specifying the details of such insurance in effect.

         5G.        INTERCREDITOR AMENDMENT COUPON ADJUSTMENT. If, as of
December 31, 2000, the Intercreditor Amendment has not been delivered to the Purchasers, the interest payable with respect to each outstanding Note shall, until the Intercreditor Amendment has been delivered, be immediately adjusted to equal (a) the interest rate affixed on the face of each such Note plus (b) .75%.

         6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note or other amount due hereunder is outstanding and unpaid, the Company covenants as follows:

         6A.        MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Company will
not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $135,000,000 plus (b) 25% of Consolidated Net Income computed on a cumulative basis for each of the elapsed fiscal quarters ending after December 31, 2000; provided that notwithstanding that Consolidated Net Income for any such elapsed fiscal quarter may be a deficit figure, no reduction as a result thereof shall be made on the sum to be maintained pursuant hereto.

         6B.        LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Restricted Subsidiary to:

         6B(1).     LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5D), except:

                    (a) Liens for taxes, assessments or other governmental charges not yet due or which are being actively contested in good faith by appropriate proceedings,

                    (b) Liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of the property or assets, or materially impair the use thereof in the operation of the business, of the Company and its Restricted Subsidiaries, taken as a whole,

                    (c) Liens on property or assets of a Restricted Subsidiary to secure obligations of such Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary,

                    (d) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that the enforcement of such Liens is effectively stayed by such contest.

                    (e) Liens in existence on Property of the Company or any Restricted Subsidiary on the date hereof and identified on Schedule 6B(1) hereto,

                    (f) any Liens renewing, extending or refunding any Lien permitted by clause (e) of this paragraph 6B(1), provided that the principal amount of the obligations secured thereby is not increased and the Lien is not extended to other Property,

                    (g) (i) any Lien in Property or in rights relating thereto to secure all or a part of the purchase price or cost of the construction of, or Debt incurred to pay all or a portion of the purchase price or cost of construction of, such Property, which Liens are created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction by the Company or a Restricted Subsidiary, (ii) any Lien in Property existing in such Property at the time of acquisition thereof whether or not the Debt secured thereby is assumed by the Company or such Restricted Subsidiary, or (iii) any Lien existing in the Property of a corporation at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or existing in the Property of a corporation or firm at the time of a sale, lease or other disposition of the Properties of such corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; provided, however, that, in each case the obligations secured by any such Lien shall not exceed 100% of the fair market value of the related Property at the time of such acquisition, completion of construction, merger, consolidation, sale, lease or other disposition, as the case may be, and any such Lien shall attach solely to the Property acquired or constructed; and,

                    (h) Liens arising in connection with a Qualifying Securitization Transaction on Qualifying Receivables which are the subject of a Qualifying Securitization Transaction and any equipment, collections, accounts and other Property relating thereto;

                    (i) Liens securing other Priority Debt permitted under paragraph 6B(3); and

                    (j) other Liens incidental to the normal conduct of the business of the Company or any Restricted Subsidiary or the ownership of its property (including, without limitation, Liens arising from licenses or sublicenses granted by the Company or any Restricted Subsidiary) which are not incurred in connection with the incurrence of Debt and which do not in the aggregate materially impair the use of such property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole or the value of such property for the purposes of such business.

         6B(2).     FUNDED DEBT.  Create, incur, assume or suffer to exist any
Funded Debt, except:

                    (a) the Notes;

                    (b) the Series A Notes; and the Series B-H Notes,

                    (c) Funded Debt existing on the Series I Closing Day, all of which is set forth on Schedule 6B(2) hereto, and any renewals, extensions and refundings thereof, provided that the principal amount thereof shall not be increased;

                    (d) other Funded Debt provided that, in the case of (a), (b) or (c), immediately after giving effect to the creation, incurrence or assumption of such Funded Debt (i) the aggregate amount of all Funded Debt of the Company and its Restricted Subsidiaries on a consolidated basis does not exceed 60% of Consolidated Total Capitalization as of the end of the immediately prior fiscal quarter, and (ii) if such Funded Debt is Priority Debt, such creation, incurrence or assumption is permitted by paragraph 6B(3);

                    (e) Debt consisting of (i) intercompany loans from Wabash Technology Corp. to Wabash National, L.P. and (ii) intercompany loans from WTSI Technology Corp. to Wabash National, L.P.; and

                    (f) Debt arising under the Series I Guaranty, the Note Guaranty, Guarantees by the Guarantors with respect to the Series B-H Notes and the Revolver Guaranty.

         6B(3).     PRIORITY DEBT. Create, incur, assume or suffer to exist any
Priority Debt unless (a) the aggregate amount of all Priority Debt outstanding at any time does not exceed 20% of Consolidated Adjusted Net Worth at such time, and (b) the creation, incurrence or assumption of such Priority Debt is permitted by paragraph 6B(2).

         6B(4).     SALE OF STOCK AND DEBT OF SUBSIDIARIES. Sell or otherwise
dispose of, or part with control of, any shares of stock or Debt of any Subsidiary, except (i) to the Company or Wholly-Owned Restricted Subsidiary, and
(ii) that all shares of stock and Debt of any Subsidiary at the time owned by or owed to the Company and all Subsidiaries may be sold as an entirety for a cash consideration which represents the fair value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock and Debt so sold; provided that (a) such sale or other disposition, if treated as a Transfer of assets of such Subsidiary, would be permitted by paragraph 6B(6) and (b) at the time of such sale, such Subsidiary shall not own, directly or indirectly, any shares of stock or Debt of any other Subsidiary (unless all of the shares of stock and Debt of such other Subsidiary owned, directly or indirectly, by the Company and all Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4));

         6B(5).     MERGER AND CONSOLIDATION. Consolidate with or merge with or into any Person except:

                    (a) the Company may consolidate with or merge with or into any other corporation provided that (i) the successor formed by such consolidation or the survivor of such merger, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, such corporation shall have executed and delivered to each holder of any Notes its assumption agreement, in form and substance reasonably satisfactory to the Required Holders, of the due and punctual payment of the Notes and performance and observance of each covenant and condition of this Agreement and the Notes, and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and such successor or survivor would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of paragraph 6B(2) hereof; and

                    (b) any Restricted Subsidiary may merge with any other Restricted Subsidiary.

         6B(6).     TRANSFER OF PROPERTY. Transfer any of its Property if, after giving effect to such Transfer, the aggregate Value of all Property Transferred (other than as permitted by clauses (a), (b) or (c) of this paragraph 6B(6) on or after the Series I Closing Day shall exceed 25% of Consolidated Total Assets as of the Series I Closing Day, except:

                    (a) the Transfer in the ordinary course of business of (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Restricted Subsidiary or that is obsolete;

                    (b) (b)(i) the Company or any Restricted Subsidiary may Transfer Qualifying Receivables in connection with a Qualifying Securitization Transaction, and (ii) Wabash Finance may Transfer, in the ordinary course of its business, lease and other finance contract receivables and equipment subject to lease; provided, however, (x) in the case of Transfers described in clause (b)(i), above, that any Special Purpose Subsidiary shall not own any Property or conduct any activities other than those Properties and activities which are reasonably required to be owned and conducted in connection with the involvement of such Subsidiary in Qualifying Securitization Transactions, and (y) in the case of Transfers described in clause
         (b)(ii), that (A) the proceeds received by Wabash Finance in connection with such Transfer shall be not less than the fair market value of the Property which is the subject of such Transfer and (B) the aggregate Value of all Property described in clause (b)(ii) and subject of Transfers during the then current fiscal year of Wabash Finance is not greater than 50% of Wabash Finance's Tangible Assets as of the end of Wabash Finance's fiscal year then most recently ended;

                    (c) any Restricted Subsidiary may Transfer Property to the Company or another Wholly-Owned Restricted Subsidiary;

                    (d) either: (i) prior to, or contemporaneously with, such Transfer the Company shall have delivered to each holder of a Note an Officer's Certificate certifying that the Company is electing to use the Excess Net Proceeds from such Transfer in the manner provided in this clause (i) and, within one year after the date of such Transfer, the Company or the Restricted Subsidiary making such Transfer shall have used such Excess Net Proceeds to acquire other Property having a fair market value at least equal to the Value of the Property Transferred, provided that such acquired Property shall not be subject to any Lien to any greater extent than the Liens to which the Property transferred was subject to, or (ii) the Company shall not less than 30 days nor more than 60 days prior to the date of such Transfer offer pursuant to a written notice (the "ASSET DISPOSITION PREPAYMENT NOTICE") to apply on a pro rata basis the Excess Net Proceeds to which such assets relate towards the prepayment of all outstanding Senior Funded Debt of the Company (including, without limitation, the Notes pursuant to paragraph 4C hereof, together with accrued interest thereon, including the premium provided for in said paragraph 4C). Such Asset Disposition Prepayment Notice shall specify (A) a date (the "ASSET DISPOSITION PREPAYMENT DATE"), which shall be not less than 120 days nor more than 180 days following the date of such Asset Disposition Prepayment Notice, on which the Company will apply such Excess Net Proceeds to the prepayment on a pro rata basis of all of the outstanding Senior Funded Debt of the Company held by any Person which accepts such offer of prepayment and (B) a date, which shall be not more than 60 days nor less than 30 days prior to such Asset Disposition Prepayment Date, on which each holder of Senior Funded Debt of the Company must accept or decline such offer of prepayment. Without limiting the foregoing, the Company shall not more than 15 days nor less than 10 days prior to such Asset Disposition Prepayment Date send a second written notice (the "SECONDARY ASSET DISPOSITION PREPAYMENT NOTICE") to all holders of outstanding Senior Funded Debt of the Company notifying each such holder of the decision of each other holder of Senior Funded Debt of the Company to accept or reject such offer of prepayment and in such Secondary Asset Disposition Prepayment Notice offer to each holder of outstanding Senior Funded Debt to apply on a pro rata basis the amount of such Excess Net Proceeds which will not be applied to such prepayment by virtue of any such holder of Senior Funded Debt having declined the original offer of prepayment. On such Asset Disposition Prepayment Date, the Company shall apply the amount of such Excess Net Proceeds which has been agreed or deemed to be agreed by holders of Senior Funded Debt of the Company pursuant to any agreement pursuant to which any such Senior Funded Debt is outstanding shall be applied to the prepayment of Senior Funded Debt held by each holder thereof which has accepted or been deemed to accept such initial offer of prepayment or such initial offer and such secondary offer of prepayment, as the case may be, to the prepayment of Senior Funded Debt as and to the extent herein contemplated. It is understood and agreed by the Company and each holder of the Notes by its acceptance thereof that any such holder may decline any such offer of prepayment, that the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to accept such prepayment and that if any such offer is so accepted, the Excess Net Proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid, together with the premium provided for in paragraph 4C.

         6B(7).     TRANSACTIONS WITH AFFILIATES. Enter into directly or
indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. It is understood and agreed by the parties hereto that (i) sales of Qualifying Receivables in connection with Qualifying Securitization Transactions, and (ii) intercompany loans and transactions that are reasonably related to Qualifying Securitization Transactions shall not be deemed to violate this paragraph 6B(7).

         6B(8).     RESTRICTED PAYMENTS. Declare or make any Restricted Payments in any fiscal quarter unless, immediately after giving effect thereto (a) the aggregate amount of all Restricted Payments declared or made by the Company and its Restricted Payments in such fiscal quarter does not exceed the Restricted Payment Amount for such fiscal quarter, and (b) no Default or Event of Default shall have occurred and the continuing and the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provision of paragraph 6B(2) hereof; provided, however, that notwithstanding anything to the contrary contained in the first part of this sentence, a Restricted Subsidiary may at any time pay dividends or make other distributions to the Company and prepay any Debt owed to the Company.

         6B(9). LIMITATIONS ON RESTRICTIVE AGREEMENTS. Enter into, or suffer to exist, any agreement with any Person which, directly or indirectly, prohibits or limits the ability of any Restricted Subsidiary to (a) pay dividends or make other distributions to the Company or prepay any Debt owed to the Company or (b) transfer any of its properties or assets to the Company (other than (i) such restrictions on transfers of assets as are contained in the Credit Agreement as in effect on the Series I Closing Day and (ii) with respect to assets subject to Liens permitted by paragraph 6B(1).

         6B(10).    ADDITIONAL SUBSIDIARY GUARANTORS. (a) If, as of the end of
any fiscal quarter of the Company (commending with the fiscal quarter ending on December 31, 1999), either (1) the aggregate Available Assets of the Company and the Guarantors were less than 75% of the Consolidated Total Assets as of such date or (2) the Company and the Guarantors accounted for less than 75% of the Consolidated Net Income (or, if Consolidated Net Income was not positive, less than 75% of the consolidated net sales of the Company and its Restricted Subsidiaries) for the four fiscal quarter period then ended, then within 90 days (or if such fiscal quarter is the last fiscal quarter of the Company's fiscal year, 120 days) after the end of such fiscal quarter, the Company shall cause one or more additional Restricted Subsidiaries to execute and deliver a supplement to the Series I Guaranty in the form of Exhibit A to the Series I Guaranty so that, after taking such additional Guarantors into account, both (A) the aggregate Available Assets of the Company and the Guarantors accounted for at least 75% of the Consolidated Net Income (or, if Consolidated Net Income was not positive, at least 75% of the consolidated net sales of the Company and its Restricted Subsidiaries) for the four fiscal quarter period then ended. In addition, concurrently with any Restricted Subsidiary (other than the Initial Guarantors) entering into a guaranty in respect of any Debt of the Company under the Credit Agreement, the Company shall cause such Restricted Subsidiary to execute and deliver a supplement to the Series I Guaranty in the form of Exhibit A to the Series I Guaranty.

                  (b) Concurrently with the execution and delivery by a Restricted Subsidiary of a supplement to the Series I Guaranty, the Company shall cause such Restricted Subsidiary to deliver to each holder of Notes (1) such documents and evidence with respect to such Restricted Subsidiary as the Required Holders may reasonably request in writing in order to establish the existence and good standing of such Restricted Subsidiary and evidence that the Board of Directors or other governing body of such Restricted Subsidiary (as applicable) has adopted resolutions or taken other appropriate action (as applicable) authorizing the execution and delivery of a supplement to the Series I Guaranty, (2) an acknowledgment, in form and substance satisfactory to the Required Holders, of such Restricted Subsidiary's Agreement to be bound by the terms of the Intercreditor Agreement, and (3) an opinion of counsel to the effect that (i) such Restricted Subsidiary is a corporation or other business entity, duly organized, validly existing and in good standing, if applicable, under the laws of its jurisdiction of organization, has the power and the authority to execute and deliver a supplement to the Series I Guaranty and to perform the Series I Guaranty, (ii) the execution and delivery of a supplement to the Series I Guaranty and performance of the Series I Guaranty has been duly authorized by all necessary action on the part of such Restricted Subsidiary, a supplement to the Series I Guaranty has been duly executed and delivered by such Restricted Subsidiary and the Series I Guaranty constitutes the legal, valid and binding contract of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (iii) the execution and delivery of a supplement to the Series I Guaranty and the performance by such Restricted Subsidiary of the Series I Guaranty do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of a Lien upon any of the property of such Restricted Subsidiary pursuant to the provisions of its charter documents or any agreement or other instrument known to such counsel to which such Restricted Subsidiary is a party to or by which such Restricted Subsidiary may be bound and (iv) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with the lawful execution and delivery of a supplement to the Series I Guaranty by such Restricted Subsidiary or the performance of the Series I Guaranty by such Restricted Subsidiary, which opinion may contain such assumptions and qualifications as are reasonably acceptable to the Required Holders.

                  (c) If (i) as of the end of any fiscal quarter of the Company (commencing with the fiscal quarter ending on December 31, 2000), the Company and certain Guarantors (the "CONTINUING GUARANTORS") have satisfied the conditions set forth in clauses (A) and (B) of the first sentence of paragraph 6B(10)(a) of four consecutive fiscal quarters, ending with such fiscal quarter,
(ii) within 90 days (or, if such fiscal quarter is the last fiscal quarter of the Company's fiscal year, 120 days) after the end of such fiscal quarter, the Company delivers to the holders of the Notes a certificate setting forth calculations (in a form reasonably satisfactory to the Required Holders) for the Company and the Continuing Guarantors for each of such four consecutive fiscal quarters demonstrating compliance with the preceding clause (i), and (iii) no Event of Default or Default shall have occurred since the beginning of such four fiscal quarter period (and the Company's certificate required by the preceding clause (ii) contains a representation and warranty to such effect), then the Company may deliver to the holders of the Notes, together with such certificate, a request to release any Guarantor or Guarantors, other than the continuing Guarantors, from the Series I Guaranty, and the Required Holders shall promptly execute and deliver such a release (in a form reasonably satisfactory to the Required Holders), provided, however, that the Required Holders shall not be obligated to release any Guarantor pursuant hereto unless such Guarantor shall concurrently be released from any guaranty of the Company's obligations under the Credit Agreement.

         6C.        MOST FAVORED LENDER. Unless otherwise specified in writing by the Required Holder(s), the Company will not, and will not permit any Subsidiary to, agree to, with or for the benefit of the holder(s) of any other Debt of the Company or any Subsidiary in an aggregate outstanding principal amount in excess of $25,000,000 or with or for the benefit of Persons with commitments to provide loans or other financial accommodations to the Company or any Subsidiary in an aggregate principal amount in excess of $25,000,000, any financial or restrictive covenants or events of default which are more restrictive than, or in addition to, the financial or negative covenants or Events of Default contained in this Agreement, unless the Company has entered into, or has caused such Subsidiary to enter into, an agreement with the holders of the Notes, in form and substance reasonably satisfactory to the holders of the Notes, whereby such financial or negative covenants or events of default are added to this Agreement for the benefit of the Notes, and any conditions precedent to the effectiveness of such agreement have been satisfied; provided, however, the Required Holder(s) agree that any covenant or event of default added to this Agreement solely by virtue of this provision shall be eliminated or made less restrictive, as the case may be, at the request of the Company if all such other agreements which contain such covenant or event of default have been modified to eliminate or make less restrictive, as the case may be, such covenant or event of default and (i) no default or event of default was continuing at the time of such modification (or series of related modifications) under such other agreements, (ii) the Company paid no compensation to such other lender(s) in connection with such modification (or series of related modifications and (iii) no Default or Event of Default shall be continuing under this Agreement).

         7.         EVENTS OF DEFAULT.

         7A.        ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                    (i) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                    (ii) the Company defaults in the payment of any interest on any Note for more than five Business Days after the date due; or

                    (iii) the Company or any Restricted Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Restricted Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Restricted Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                    (iv) any representation or warranty made by the Company herein or by the Company or any Restricted Subsidiary or by any officer of the Company or any Restricted Subsidiary in this Agreement or in any writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made; or

                    (v) the Company fails to perform or observe any agreement contained in paragraph 5A or 6 and such default is not remedied within 10 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this subparagraph (v) of paragraph 7A); or

                    (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this subclause (vi) of paragraph 7A); or

                    (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                    (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                    (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                    (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

                    (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                    (xii) any order, judgment or decree is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                    (xiii) one or more final judgments in an aggregate amount in excess of $2,000,000 is rendered against the Company or any Restricted Subsidiary and, within 45 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 45 days after the expiration of any such stay, such judgment is not discharged; or

                    (xiv) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $500,000; or

                    (xv) the Series I Guaranty shall cease to be in full force and effect for any reason whatsoever with respect to any Guarantor (other than in connection with the release of a Guarantor from the Series I Guaranty as contemplated by paragraph 6B(10)(c), including, without limitation, a determination by any Governmental Authority or court that such agreement is invalid, void or unenforceable or any of the Restricted Subsidiaries party to the Series I Guaranty shall contest or deny in writing the validity or enforceability of any of its respective obligations under the Series I Guaranty; or

                    (xvi) the Company shall fail to deliver to the Purchasers the Intercreditor Amendment prior to June 30, 2001.

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         7B.        RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7C.        NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note
shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

         7D.        OTHER REMEDIES. If any Event of Default or Default shall
occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows (all references to "Subsidiary" and "Subsidiaries" in this paragraph 8 shall be deemed omitted if the Company has no Subsidiaries at the time the representations herein are made or repeated):

         8A.        ORGANIZATION; SUBSIDIARY PREFERRED STOCK. The Company is a
corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. No Subsidiary has outstanding any shares of stock of a class which has priority over any other class as to dividends or in liquidation. Schedule 8A is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and identifying each such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary. All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in
Schedule 8A as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 8A).

         8B.        FINANCIAL STATEMENTS. The Company has furnished each
Purchaser of any Note with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the three fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for each such year, all reported on by Arthur Andersen and
(ii) consolidated balance sheet of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

         8C.        ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8D.        OUTSTANDING DEBT. Neither the Company nor any of its
Restricted Subsidiaries has outstanding any Debt except as permitted by paragraph 6B(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

         8E.        TITLE TO PROPERTIES. The Company has and each of its
Restricted Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8F.        TAXES. The Company has and each of its Subsidiaries has
filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

         8G.        CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the
Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto (as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).

         8H.        OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8I.        USE OF PROCEEDS. The proceeds of the Series I Notes will be used to retire existing indebtedness. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and the aggregate market value of all "margin stock" owned by the Company and its Restricted Subsidiaries does not exceed 25% of the aggregate value of the assets thereof, as determined by any reasonable method. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8J.        ERISA. No accumulated funding deficiency (as defined in
section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation of each Purchaser in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

         8K.        GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Closing Day for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8L.        ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries
and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8M.        REGULATORY STATUS. Neither the Company nor any Subsidiary is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

         8N.        SECTION 144A. The Notes are not of the same class as
securities, if any, of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

         8O.        ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to
Liens permitted by paragraph 6B(1) hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any of its Subsidiaries or any rights relating thereto.

         8P.        DISCLOSURE. Neither this Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

         8Q.        HOSTILE TENDER OFFERS. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

         9.         REPRESENTATIONS OF THE PURCHASERS.

                    Each Purchaser represents as follows:

         9A.        NATURE OF PURCHASE. Such Purchaser is not acquiring the
Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

         9B.        SOURCE OF FUNDS. The source of the funds being used by such
Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more or (iii) an investment fund, the assets of which do not include any assets of any employee benefit plan. For the purpose of this paragraph 9B, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

         10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

         10A.       YIELD-MAINTENANCE TERMS.

                    "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4C or 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                    "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

                    "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) 0.50% over the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

                    "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                    "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

                    "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4C or 4F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                    "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus
(ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10B.       OTHER TERMS.

                    "ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

                    "ACCEPTANCE DAY" shall have the meaning specified in paragraph 2B(5).

                    "ACCEPTANCE NOTICE DATE" shall have the meaning specified in paragraph 4F(iii).

                    "ACCEPTANCE WINDOW" shall mean, with respect to any interest rate quote made by Prudential pursuant to paragraph 2B(4), the time period designated by Prudential during which the Company may elect to accept such interest rate quote as to not less than $5,000,000 in aggregate principal amount of Shelf Notes specified in the related Request for Purchase.

                    "ACCEPTED NOTE" shall have the meaning specified in paragraph 2B(5).

                    "AFFILIATE" shall mean (i) any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person (except, with respect to the Company, a Subsidiary) and (ii) with respect to Prudential, any investment fund or vehicle for which Prudential or any Prudential Affiliate acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                    "ASSET DISPOSITION PREPAYMENT DATE" shall have the meaning provided in paragraph 6B(6).

                    "ASSET DISPOSITION PREPAYMENT NOTICE" shall have the meaning provided in paragraph 6B(6).

                    "AUTHORIZED OFFICER" shall mean (i) in the case of the Company, a Senior Financial Officer or any officer of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, Scott von Fischer, William Engelking, Julia Buthman, Alfred Sharp and any vice president of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                    "AVAILABLE ASSETS" means, with respect to the Company or any of its Restricted Subsidiaries, as of the date of any determination thereof, the book value of the assets (other than the capital stock of, or other ownership interests in, Subsidiaries) of such Person minus the sum of (i) the aggregate amount of any intercompany receivables owing to such Person from the Company or any of its Restricted Subsidiaries, (ii) the aggregate amount of any intercompany payables owing by such Person to any Restricted Subsidiary of the Company that is not a Guarantor and (iii) the aggregate book value of assets of such Person that are subject to any Lien securing Debt of the Company or any of its Restricted Subsidiaries other than the Notes.

                    "AVAILABLE FACILITY AMOUNT" shall have the meaning specified in paragraph 2B(1).

                    "BANKRUPTCY LAW" shall have the meaning specified in clause
(viii) of paragraph 7A.

                    "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City, Indiana or Illinois are required or authorized to be closed and (iii) for purposes of paragraph 2B(3) hereof only, a day on which Prudential is not open for business.

                    "CANCELLATION DATE" shall have the meaning specified in paragraph 2B(8)(iv).

                    "CANCELLATION FEE" shall have the meaning specified in paragraph 2B(8)(iv).

                    "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

                    "CHANGE IN CONTROL" shall mean if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Series I Closing Day), other than a person who is a Company Officer, or persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than a group consisting of Company Officers, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the Series I Closing Day), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's Voting Stock.

                    "CLOSING DAY" shall mean, with respect to the Series I Notes, the Series I Closing Day and, with respect to any Accepted Note, the Business Day specified for the closing of the purchase and sale of such Accepted
Note in the Request for Purchase of such Accepted Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Accepted Note agree on an earlier Business Day for such closing, the "CLOSING DAY" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except references to "original Closing Day" in paragraph 2B(8)(iii), shall mean the Rescheduled Closing Day with respect to such Accepted Note.

                    "CODE" shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder from time to time.

                    "COMPANY" shall have the meaning specified in the introductory paragraph.

                    "COMPANY OFFICER" shall mean any individual elected as an officer of the Company by its Board of Directors and holding that office as of the Series I Closing Day.

                    "CONFIDENTIAL INFORMATION" shall mean any written information delivered or made available by or on behalf of the Company or any Subsidiary to a Purchaser or a Transferee (as the case may be) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee (as the case may be) at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee (as the case may be), or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by the Company or any Subsidiary or any Person who was not under an obligation of confidentiality (known or advised to such Purchaser).

                    "CONFIRMATION OF ACCEPTANCE" shall have the meaning specified in paragraph 2B(5).

                    "CONSOLIDATED ADJUSTED NET WORTH" shall mean, as of any time of determination thereof, (a) the sum of stockholders' equity, preferred stock, minority interest and deferred income taxes as of such date, less (b) the excess, if any, of (i) the amount of goodwill as of such date recorded after the Series I Closing Day over (ii) 10% of Consolidated Total Assets as of such date; all determined in accordance with generally accepted accounting principles on a consolidated basis for the Company and its Restricted Subsidiaries.

                    "CONSOLIDATED NET EARNINGS" shall mean, for any period, the net earnings of the Company and its Restricted Subsidiaries for such period excluding: (i) extraordinary gains and losses, and (ii) any equity interest of the Company in the unremitted earnings to a corporation not a Subsidiary, all determined in accordance with generally accepted accounting principles on a consolidated basis for the Company and its Restricted Subsidiaries.

                    "CONSOLIDATED NET INCOME" shall mean with reference to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with generally accepted accounting principles, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

                    "CONSOLIDATED TANGIBLE NET WORTH" shall mean as of the date of any determination thereof, the arithmetic sum of:

                    (a) the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of deficit) the surplus and retained earnings of the Company and its Restricted Subsidiaries,

PLUS

                    (b) minority interests and deferred taxes of the Company and its Restricted Subsidiaries,

MINUS

                    (c) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Restricted Subsidiaries, to wit:

                              (i) the incremental increase in an asset resulting
                   from any reappraisal, revaluation or write-up of assets (other than any revaluation or write-up of assets in accordance with generally accepted accounting principles); and

                              (ii) goodwill, patents, patent applications,
                   permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" acquired by the Company or any Restricted Subsidiary after the Series I Closing Day to the extent and in the amount by which the fair market value thereof is in excess of 10% of Consolidated Total Assets as of any date of determination of Consolidated Total Assets;

all determined in accordance with generally accepted accounting principles.

                    "CONSOLIDATED TOTAL ASSETS" shall mean, as of any date, the total assets of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with generally accepted accounting principles.

                    "CONSOLIDATED TOTAL CAPITALIZATION" shall mean, as of any time of determination thereof, the sum of Consolidated Adjusted Net Worth and the amount of Funded Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                    "CONTROL EVENT" shall mean (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the Series I Closing Day) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Series I Closing Day) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

                    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of September 30, 1997, among the Company, as borrower, the lenders party thereto and Bank One, Indiana, N.A. (as successor to NBD Bank, N.A.), as administrative agent, as amended by Amendment No. 2 to Credit Agreement, dated as of September 30, 1999, as from time to time further supplemented, amended, extended, restated or otherwise modified and including any successor or replacement senior credit facility.

                    "DEBT" shall mean all obligations of the Company or any Restricted Subsidiary for borrowed money, all Capitalized Lease Obligations of the Company or any Restricted Subsidiary and, without duplication, all Guarantees of the Company or any Restricted Subsidiaries, but shall exclude any unfunded obligations which may exist now and in the future with respect to any of the Plans.

                    "DELAYED DELIVERY FEE" shall have the meaning specified in paragraph 2B(8)(iii).

                    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder from time to time in effect.

                    "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

                    "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

                    "EXCESS NET PROCEEDS" shall mean, with respect to any Transfer of Property, the Net Proceeds from such Transfer to the extent attributable to Property transferred in excess of the limitation imposed by the provisions of the introductory paragraph of paragraph 6B(6).

                    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                    "FACILITY" shall have the meaning specified in paragraph 2B(1).

                    "FAS 125" shall mean Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, as promulgated by the Financial Accounting Standards Board, and any succeeding or supplementary statement, standard, ruling or interpretation thereto or thereof.

                    "FUNDED DEBT" shall mean all Debt of the Company and its Restricted Subsidiaries which would, in accordance with generally accepted accounting principles, constitute long term debt, including, without limitation:

                              (a) any Debt with a maturity of more than one year
                   after the date of creation of such Debt,

                              (b) any Debt outstanding under a revolving credit
                   or similar agreement providing for borrowings (and renewals and extensions thereof) which pursuant to its terms would constitute long term debt in accordance with generally accepted accounting principles,

                              (c) any Capitalized Lease Obligation, and

                              (d) any Guarantee with respect to Funded Debt of
                   another Person.

Notwithstanding anything to the contrary contained in this definition, Funded Debt at any time shall (i) exclude Debt (whether short term or long term) under a revolving credit or similar agreement under which there was no Debt outstanding for a period of 30 consecutive days during the twelve month period preceding the date of determination, (ii) include all Debt under a revolving credit or similar agreement (whether short term or long term) with respect to which there was not a period of 30 consecutive days during the twelve month period preceding the date of determination during which no Debt was outstanding, and (iii) exclude all Debt consisting of intercompany loans arising in connection with a Qualifying Securitization Transaction.

                    "GOVERNMENTAL AUTHORITY" shall mean (a) the government of
(i) the United States of America or any State or other political subdivision thereof; or (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                    "GUARANTEE" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                              (a) to purchase such indebtedness or obligation or
                   any property constituting security therefor;

                              (b) to advance or supply funds (i) for the
                   purchase or payment of such indebtedness or obligation, or
                   (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                              (c) to lease properties or to purchase properties
                   or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                              (d) otherwise to assure the owner of such
                   indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

                    "GUARANTOR" means each of Wabash National, L.P., a Delaware limited partnership, Wabash National Finance Corporation, an Indiana corporation and Fruehauf Trailer Services, Inc., a Delaware corporation (collectively, the "INITIAL GUARANTORS") and each other Restricted Subsidiary that executes and delivers a supplement to the Series I Guaranty pursuant to paragraph 6B(10) hereof.

                    "HEDGE TREASURY NOTE(S)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                    "HOSTILE TENDER OFFER" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

                    "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

                    "INITIAL GUARANTOR" has the meaning set forth in the definition of "Guarantor".

                    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of September 30, 1999, among Bank One, Indiana, N.A. (as successor to NBD Bank, N.A.), as agent for the lenders under the Credit Agreement, the holders of the Notes and the holders of the Series B-H Notes.

                    "INTERCREDITOR AMENDMENT" shall have the meaning specified in paragraph 3G.

                    "INVESTMENT" shall mean any loan or advance to, or purchase or other acquisition of any stock, obligations or securities of or other interest in, or the making of a capital contribution to, any Person.

                    "ISSUANCE FEE" shall have the meaning specified in paragraph 2B(8)(ii).

                    "ISSUANCE PERIOD" shall have the meaning specified in paragraph 2B(2).

                    "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                    "MATERIAL" shall mean material in relation to the business, operations, affairs, financial conditions, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

                    "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

                    "NET PROCEEDS" shall mean, with respect to any Transfer of any Property by any Person, an amount equal to the excess of (a) the aggregate amount of all consideration (valued at fair market value of such consideration at the time of consummation of such Transfer) received by such Person in respect of such Transfer over (b) the ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

                    "NOTE GUARANTY" means the unconditional guaranty of payment of the Series A Notes, dated as of September 30, 1999, executed by the Guarantors, as the same may from time to time be amended, restated or otherwise modified.

                    "NOTES" shall have the meaning specified in paragraph 1B.

                    "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

                    "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                    "PERMITTED INVESTMENTS" shall mean:

                              (a) investments in Property to be used in the
                   ordinary course of the Company's or any Restricted Subsidiary's businesses;

                              (b) all investments (whether otherwise Permitted
                   Investments or constituting Restricted Payments) existing on the Series I Closing Day, which investments are set forth on
                   Schedule 6B(8);

                              (c) investments in or advances to Restricted
                   Subsidiaries or corporate entities which simultaneously with the making of such investment become Restricted Subsidiaries;

                              (d) investments in joint ventures or
                   unconsolidated Subsidiaries or Unrestricted Subsidiaries of the Company which do not exceed $500,000 per annum;

                              (e) certificates of deposit with final maturities
                   of one year or less from the date of acquisition thereof issued by United States commercial banks rated "A" or above by either Standard & Poor's Corporation or Moody's Investor Services, Inc. and having combined capital, surplus and undivided profits of at least $100,000,000;

                              (f) commercial paper maturing within 270 days from
                   the date of acquisition thereof and rated at least "A1" by Standard & Poor's Corporation or "P1" by Moody's Investor Services, Inc.;

                              (g) direct obligations of the United States of
                   America or of agencies of the United States of America fully guaranteed by the United States of America with final maturities of one year or less from the date of acquisition thereof;

                              (h) money market preferred stock raised "A" or
                   above by either Standard & Poor's Corporation or Moody's Investor Services, Inc. with final maturities of less than two years from the date of acquisition thereof;

                              (i) tax exempt floating rate tender option bonds,
                   backed by a letter of credit issued by a United States commercial bank rated at least "AA" by Standard & Poor's Corporation of "Aa" by Moody's Investor Services;

                              (j) repurchase agreements with a commercial bank
                   described in clause (e) of this definition in respect of investments described in clauses (e), (f), or (g) of this definition if for terms less than one year;

                              (k) money market mutual funds whose investments
                   are solely in those investments of the type described in clauses (e), (f), (g), (h), (i) and (j) of this definition;

                              (l) investments in or advances to a Special
                   Purpose Subsidiary and other intercompany loans and advances, in each case, in connection with a Qualifying Securitization Transaction; and

                              (m) investments in or advances by a Restricted
                   Subsidiary to the Company.

                    "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                    "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

                    "PRIORITY DEBT" shall mean (i) all Debt of the Company or any Restricted Subsidiary secured by a Lien on any Property of the Company or any Restricted Subsidiary, excluding Debt secured by Liens permitted by clauses
(a), (b), (c) (e), (f), (g) or (h) of paragraph 6B(1) but including Debt secured by Liens permitted by clauses (d) and (i) of paragraph 6B(1), and (ii) all Debt of Restricted Subsidiaries (excluding Debt secured by Liens permitted by clauses
(a), (b), (c), (e), (f), (g) or (h) of paragraph 6B(1) and Debt permitted by subclauses (e) and (f) of paragraph 6B(2)).

                    "PROPERTY" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

                    "PROPOSED PREPAYMENT DATE" shall have the meaning specified in paragraph 4F(ii).

                    "PRUCO" shall mean Pruco Life Insurance Company.

                    "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

                    "PRUDENTIAL AFFILIATE" shall mean any Affiliate of Prudential.

                    "PURCHASERS" shall mean Prudential and Pruco with respect to the Series I Notes and, with respect to any Accepted Notes, Prudential and/or the Prudential Affiliate(s), which are purchasing such Accepted Notes.

                    "QUALIFYING RECEIVABLES" shall mean indebtedness and other obligations owed to the Company or any Subsidiary, whether constituting accounts, chattel paper, instruments or general intangibles, arising in connection with the sale of semi-trailers and related parts and services by the Company or such Subsidiary to commercial customers, including, without limitation, the obligation to pay any finance charges with respect thereto.

                    "QUALIFYING SECURITIZATION TRANSACTION" shall mean the Transfer or pledge (including the granting of a security interest) of Qualifying Receivables by the Company or a Subsidiary, and any related pledges or grants of security interests, in a transaction which (i) results in the Company or such Subsidiary being permitted under FAS 125 (as in effect on the date of the consummation of the transaction in question) to derecognize such Qualifying Receivables in the preparation of the financial statements of the Company or such Subsidiary, and (ii) is effected under such terms and conditions as are customary in transactions of a similar nature.

                    "RELINQUISHING HOLDER" shall have the meaning specified in paragraph 4F(v).

                    "REQUEST FOR PURCHASE" shall have the meaning specified in paragraph 2B(3).

                    "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                    "RESCHEDULED CLOSING DAY" shall have the meaning specified in paragraph 2B(7).

                    "RESPONSIBLE OFFICER" shall mean any Senior Financial Officer or any other officer of the Company involved principally in its financial administration or its controllership function.

                    "RESTRICTED PAYMENT AMOUNT" shall mean (a) for the first fiscal quarter ending after the Series I Closing Day, $40,000,000, and (b) for each subsequent fiscal quarter, the amount equal to the following: (i) the Restricted Payment Amount for the immediately preceding fiscal quarter, (ii) plus 75% (or minus 100% in the event of a deficit) of Consolidated Net Earnings for the immediately preceding fiscal quarter, (iii) plus the net cash proceeds received by the Company during the immediately preceding fiscal quarter from any sale by the Company of any class of capital stock of the Company or from any cash capital contribution to the Company, (iv) plus the net cash proceeds received by the Company or any Restricted Subsidiary during the immediately preceding fiscal quarter from the liquidation (whether at maturity, by sale or otherwise) of any Investment not constituting a Permitted Investment, and (v) minus the aggregate amount of all Restricted Payments made during the immediately preceding fiscal quarter.

                    "RESTRICTED PAYMENTS" shall mean (a) any payment or declaration of any dividend or any other distribution on account of any class of stock (except dividends or stock splits payable solely in the common stock of the Company), (b) redemptions, purchases or other acquisitions (direct or indirect) of any capital stock; and (c) any Investments not constituting Permitted Investments. As used in this definition, the term "capital stock" shall include warrants, rights and options to purchase capital stock. Any Restricted Payment made in Property other than cash shall, for the purposes of determining the amount thereof for all purposes of this Agreement, be valued at the greater of such Property's book value or fair market value at the time such Restricted Payment is made.

                    "RESTRICTED SUBSIDIARY" shall mean any Subsidiary (a) so designated by the Company in writing to the holders of the Notes as a Restricted Subsidiary, and (b) of which more than 50% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Restricted Subsidiaries. All Subsidiaries not designated as Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries.

                    "REVOLVER GUARANTY" means that certain Guaranty, dated as of September 30, 1999, by the Initial Guarantors in favor of Bank One, Indiana, N.A. (as successor to NBD Bank, N.A.), as administrative agent under the Credit Agreement, as amended, restated or otherwise modified from time to time (including, without limitation, to add additional Subsidiaries of the Company as guarantors pursuant to the terms of the Credit Agreement).

                    "SECONDARY ASSET DISPOSITION PREPAYMENT NOTICE" shall have the meaning provided in paragraph 6B(6).

                    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                    "SENIOR FINANCIAL OFFICER" shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

                    "SENIOR FUNDED DEBT" shall mean, with respect to any Person, Funded Debt of such Person which is not expressed to be subordinate or junior in rank to any other Funded Debt of such Person.

                    "SERIES" shall have the meaning specified in paragraph 1B.

                    "SERIES A NOTE AGREEMENT" means the Note Purchase Agreement dated as of January 31, 1996 between the Company and the purchasers listed therein pursuant to which the Company issued the Series A Notes.

                    "SERIES A NOTES" shall mean the $50,000,000 6.41% Senior A Notes issued by the Company on January 31, 1996.

                    "SERIES B-H NOTES" means, collectively, the Company's (a) $8,000,000 aggregate principal amount 6.99% Senior Notes, Series B, due December 17, 2001, (b) $22,000,00 aggregate principal amount Designated Rate Senior Notes, Series C, due March 13, 2002, (c) 49,000,000 aggregate principal amount 7.31% Senior Notes, Series D, due December 17, 2004, (d) $3,000,000 aggregate principal amount Designated Rate Senior Notes, Series E, due March 13, 2005, (e) $13,000,000 aggregate principal amount 7.47% Senior Notes, Series F, due December 17, 2006, (f) $20,000,000 aggregate principal amount 7.53% Senior Notes, Series G, due December 30, 2008, and (g) $25,000,000 aggregate principal amount 7.55% Senior Notes, Series H, due December 17, 2008.

                    "SERIES I CLOSING DAY" shall have the meaning specified in paragraph 2A.

                    "SERIES I GUARANTY" shall have the meaning specified in paragraph 3F.

                    "SERIES I NOTE(S)" shall have the meaning specified in paragraph 1A.

                    "SHELF NOTES" shall have the meaning specified in paragraph 1B.

                    "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold (or be committed under this Agreement to purchase) any Note, and (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

                    "SPECIAL PURPOSE SUBSIDIARY" means any Subsidiary created as a special purpose entity in connection with a Qualifying Securitization Transaction."

                    "STRUCTURING FEE" shall have the meaning specified in paragraph 2B(8)(i).

                    "SUBSIDIARY" shall mean any corporation of which at least 51% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

                    "TANGIBLE ASSETS" shall mean as of any determination thereof, with respect to any Person, total assets of such Person in accordance with generally accepted accounting principles, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as `intangible assets' in accordance with generally accepted accounting principles.

                    "TRANSFER" shall mean, with respect to any Property, the sale, exchange, conveyance, lease, transfer or other disposition of such Property.

                    "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

                    "UNRESTRICTED SUBSIDIARY" shall mean (a) any Subsidiary so designated by the Company in writing to the holders of the Notes as an Unrestricted Subsidiary, (b) any Subsidiary not meeting the definition of a Restricted Subsidiary, and (c) Wabash National Funding Corporation and its successors and assigns. Notwithstanding the foregoing, (i) no designation of a Subsidiary as a Restricted Subsidiary shall be made if, immediately after giving effect to such designation on Default or an Event of Default would exist or the Company would be unable to incur at least $1.00 of additional Funded Debt under paragraph 6B(2), and (ii) no Subsidiary may have its designation as an Unrestricted Subsidiary or a Restricted Subsidiary changed more than one time.

                    "VALUE" shall mean, with respect to any Property on any date, the greater of the book value of such Property on such date or the fair market value of such Property on such date.

                    "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation, or persons performing similar functions (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                    "WABASH FINANCE" shall mean Wabash National Finance Corporation, or any entity which is a legal successor thereto.

                    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary all of the stock of every class of which is, at the time as of which any determination is being made, owned by the Company either directly or through a Wholly-Owned Restricted Subsidiary.

         10C.       ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All
references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific law, statute, rule or regulation shall refer to such law, statute, rule or regulation as the same may be may be modified, amended or replaced from time to time.

         11.        MISCELLANEOUS.

         11A.       NOTE PAYMENTS. The Company agrees that, so long as any
Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) the account or accounts of such Purchaser specified in the Purchaser Schedule attached hereto in the case of any Series I Note, (ii) the account or accounts of such Purchaser specified in the Confirmation of Acceptance with respect to such Note in the case of any Shelf Note or (iii) such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

         11B.       EXPENSES. The Company agrees, whether or not the
transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses (including financial advisors' fees) incurred in any bankruptcy case or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee, the payment of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

         11C.       CONSENT TO AMENDMENTS. This Agreement may be amended, and
the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and without the consent of any other holder of the Notes) the provisions of paragraph 2B may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2B and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11D.       FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST
NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or Prudential Affiliates or to any other entity or group of affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each prepayment of principal payable on each prepayment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the prepayment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any prepayment or prepayments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11E.      PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due
presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11F.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         11G.       SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11H.       INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid (i) the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

         11I.       NOTICES. All written communications provided for hereunder
(other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the Purchaser Schedule attached hereto (in the case of the Series I Notes) or the Purchaser Schedule attached to the applicable Confirmation of Acceptance (in the case of any Shelf Notes) or at such other address as any such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 1000 Sagamore Parkway South, Lafayette, Indiana 47905,
Attention: Chief Financial Officer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

         11J.       PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business

Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

         11K.       SEVERABILITY. Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11L.       DESCRIPTIVE HEADINGS. The descriptive headings of the
several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11M.       SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11N.       GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF ILLINOIS.

         11O.       SEVERALTY OF OBLIGATIONS. The sales of Notes to the
Purchasers are to be several sales, and the obligations of Prudential and the Purchasers under this Agreement are several obligations. No failure by Prudential or any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and neither Prudential nor any Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other such Person hereunder.

         11P.       COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11Q.       DISCLOSURE TO OTHER PERSONS. Each Purchaser (and each
Transferee by its acceptance of an interest in any Note) agrees to use its reasonable best efforts to hold in confidence and not disclose any Confidential Information; provided, however, that nothing contained herein shall prevent the holder of any Note from delivering copies of any financial statements and other documents delivered to such holder, and disclosing any other information disclosed to such holder, by the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof,
(iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note,

(v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency or (vii) any other Person to which such delivery or disclosure may be reasonably necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or investigative demand, (c) in connection with any litigation in connection with this Agreement to which such holder is a party or (d) in order to protect such holder's investment and enforce the rights of such holder under this Agreement; and provided further that after notice to the Company the holders of the Notes shall be free to correct any false or misleading information which may become public concerning their relationship to the Company or any of its Subsidiaries.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         11R.       BINDING AGREEMENT. When this Agreement is executed and
delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.



                                              Very truly yours,



                                              ----------------------------------

                                              By:
                                                 -------------------------------
                                              Name:
                                              Title:



The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE
  COMPANY OF AMERICA

By:
   -----------------------------
       Vice President




PRUCO LIFE INSURANCE COMPANY

By:
   -----------------------------
       Vice President